EMPLOYMENT AGREEMENT
     This Employment Agreement (the “Agreement”), dated June 21, 2006 (the “Effective Date”), is entered into by and between Cary L. Deacon, an individual residing in Minnesota (the “Executive”) and Navarre Corporation, a Minnesota corporation (the “Company”).
RECITALS
     A. The Company recognizes that the business environment makes it difficult to attract and retain highly-qualified executives. The Company further recognizes that the Executive has provided valued service as an officer to the Company and is an important resource the Company desires to retain.
     B. The Board of Directors of the Company (the “Board”) has determined that this Agreement is in the best interests of the Company and its shareholders in order to secure Executive’s continued services and encourage his continued full attention and dedication to the business of the Company, and Executive is willing to continue his service to Company on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, the parties hereby agree as follows:
ARTICLE I
EMPLOYMENT
     1.01 Executive’s Service. Beginning August 11, 2005, Executive has been employed by the Company as President and Chief Operating Officer. He shall continue to have such authority and responsibility, and shall serve in such capacities consistent with that status, as may from time to time be assigned to him by the Company’s Chief Executive Officer. The services of Executive are exclusive to the Company, and Executive will provide his full-time services to the Company. Executive is not precluded from serving on the boards of directors of other business entities, with the prior written approval of the Board, so long as such service does not interfere with his responsibilities to the Company. Executive agrees to perform his duties under this Agreement faithfully and to the best of his ability and to comply with the Company’s operating policies, procedures and practices in effect from time to time. Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement.
ARTICLE II
COMPENSATION AND BENEFITS
     2.01 Base Salary. During the Term of this Agreement (as defined in Section 3.01 below), the Company will pay to Executive a minimum base salary of $350,000 per annum (the “Base Salary”), payable in equal installments on the Company’s regular payroll dates during the term of this Agreement. Executive’s performance will be reviewed annually to determine merit increases to the Base Salary as the Company deems appropriate and in accordance with its customary procedures and practices applicable to other executives. Such increases, once granted, are not subject to revocation except pursuant to a program of salary reductions applicable to the Company’s executive officers generally. It is acknowledged that the Company will withhold and deduct from all compensation paid to Executive such amounts as are required under federal, state and local law to be withheld for income tax, Social Security and other withholding purposes.
     2.02 Performance Bonus. As additional compensation for Executive, Executive is eligible to receive an annual bonus of from 0% to 60% of Executive’s Base Salary for each fiscal year of the Company (the “Bonus”), based upon criteria determined by the Board. Executive’s Bonus, if approved by the Board, shall be paid annually not later than the June 15th following the completion of the fiscal year.

     2.03 Stock Grants. Executive is eligible for grants under the Company’s 2004 Stock Plan, and any successor plans, as determined and approved by the Compensation Committee of the Board in its sole discretion.
     2.04 Benefits. Executive is entitled to participate in all benefit plans, retirement plans and fringe benefits, including incentive arrangements, available to Company’s executives as a group and for which his status and level of employment qualify him in accordance with the Company’s policies. Any additional fringe benefits to Executive must be determined and approved by the Board in amounts that are commensurate with the services rendered.
     2.05 Expenses. All reasonable travel and incidental expenses incurred by Executive in the performance of his duties under this Agreement will be reimbursed by the Company provided that Executive complies with the Company’s expense reimbursement policies and provides the Company with documentation for such expenses in a form sufficient to sustain the Company’s deduction for such expenses under Section 162 of the Internal Revenue Code of 1986, as amended (the “Code”).
     2.06 Life Insurance. Subject to Executive’s provision to the Company of reasonable evidence of having paid such amounts, the Company shall provide Executive with reimbursement not to exceed $5,000 on an annual basis during the Term of this Agreement for premiums paid by executive in connection with a life insurance policy insuring Executive’s life with a benefit not to exceed $700,000. The Executive shall own such policy and the policy shall be payable to such beneficiary or beneficiaries as Executive shall determine in his sole discretion. Further, Executive agrees that he shall submit to reasonable physical examination at the Company’s request in the event that the Company should determine that it will pursue the acquisition of one or more “key man” life insurance policies with a benefit payable to the Company or such other person or entity that the Company shall designate upon the death of Executive.
     2.07 Compensation Upon Termination.
          (a) In the event this Agreement is terminated for any reason by either party, Executive (or his heirs or legal representatives) will be entitled to receive: (i) payment of Base Salary earned to the date of termination; (ii) payment for accrued vacation to the date of termination; (iii) payment owing to Executive pursuant to Section 2.02 for the fiscal year prior to the year of termination (to the extent any such payments were earned but unpaid on the date of termination); (iv) reimbursement pursuant to Section 2.05 of expenses incurred through the date of termination; and (v) vested benefits under the Company’s qualified benefit plans.
          (b) If Executive’s employment under this Agreement is terminated by the Company pursuant to Section 3.02(d) (without Cause) or by Executive pursuant to Section 3.02(e) (for Good Reason), then Executive will also be entitled to the following, as severance.
     (i) An amount equal to Executive’s Base Salary for a period of the greater of the remaining Term of this Agreement (as provided in Section 3.01) or two (2) years following the date of termination of the Executive’s employment. Such amount shall be paid to Executive in fifteen (15) equal installments. The first installment shall be paid not later than sixty (60) days following the termination of Executive’s employment and the remaining installments shall be payable on the first day of each calendar month thereafter.
     (ii) In full substitution for Executive’s rights under the Company’s annual incentive bonus plan, the Executive will be paid a substitute incentive award equal to the average amount of the Bonus earned and paid to the Executive with respect to the preceding three (3) fiscal years, and multiplied by a factor of two (2). This substitute incentive award shall be paid in two (2) equal installments as follows: (a) the first installment shall be paid not later than sixty (60) days following the termination of Executive’s employment; and (b) the second installment shall be paid on the first anniversary of the termination of Executive’s employment.
     (iii) The Company shall provide Executive with reimbursement for the costs of continuing coverage of medical, dental and life benefits pursuant to applicable COBRA laws, rules or regulation for a period not to exceed eighteen (18) months from the time of termination. The Company will discontinue such benefits coverage before such date, if, and at such time as, Executive (a) is covered under the health, dental, or life insurance policy of a new employer, or (b) chooses to discontinue his insurance coverage with the Company, for whatever reason. By Executive’s entering into this Agreement, he acknowledges and agrees that the Company may modify his insurance plans or terminate his insurance plans at any time, but only in a manner consistent with those provided to the Company’s other senior executives. Executive further agrees to promptly provide the Company with written notice should he become covered under the health, dental, or life insurance policy of a future employer.
          (c) If Executive’s employment under this Agreement is terminated due to his death pursuant to Section 3.02(a), Executive will be entitled to payment of his annual bonus pursuant to Section 2.02 to which Executive would have been entitled for the fiscal year in which such death occurred, pro-rated to the date of his death.
          (d) If Executive’s employment under this Agreement is terminated due to Disability, as defined in Section 3.02(b), Executive will be entitled to payment of his Base Salary up until the date Executive begins receiving benefits under the Company’s disability benefits plan and payment of the annual bonus pursuant to Section 2.02 to which Executive would have been entitled for the fiscal year in which such Disability occurred, pro-rated to the date of Disability.
          (e) If Executive’s employment under this Agreement is terminated other than pursuant to Sections 3.02(a) (Death), (b) (Disability), (d) (without Cause) or (e) (for Good Reason), Executive shall not thereafter be entitled to receive any salary or other payments or benefits under this Agreement, other than those earned through the date of termination.
          (f) As a condition precedent to receiving any payment or benefit pursuant to 2.07(b) or (d) above, the Executive and the Company shall first execute, and deliver to one another, and not timely revoke, a mutual release of all claims in a form reasonably acceptable to Executive and the Company.
ARTICLE III
TERM; TERMINATION
     3.01 Term. The term of this Agreement begins on the Effective Date and expires on March 31, 2009 (the “Initial Term”), unless terminated earlier in accordance with Section 3.02 hereof. Upon the expiration of the Initial Term, this Agreement shall be automatically renewed for successive additional one (1) year terms unless this Agreement is terminated in writing by either party hereto at least six (6) months prior to the expiration of the Initial Term or any subsequent renewal term (the Initial Term and any subsequent renewal terms shall be referred to collectively herein as the “Term”). If Executive’s employment with the Company continues after the Term of this Agreement, then such employment will be on an “at will” basis and, except for continuing intellectual property, non-compete and confidentiality obligations pursuant to Articles IV, V and VI herein, not subject to the terms and conditions of this Agreement.

     3.02 Termination.
          (a) Death. Executive’s employment under this Agreement terminates without further notice upon his death.
          (b) Disability. The Company may, by notice to Executive or his legal representative, terminate Executive’s employment under this Agreement if the Board determines in good faith that (i) Executive has a mental or physical condition which renders Executive, with reasonable accommodation, unable or incompetent to carry out the material job responsibilities which Executive held or the material duties to which Executive was assigned at the time the condition arose, (ii) the condition has existed for at least six (6) months, and (iii) the condition is reasonably expected to be permanent or to last for either an indefinite duration or a duration in excess of six months (a “Disability”). In order to assist the Board in making a determination of Disability, Executive will, as reasonably requested by the Board: (x) make himself available for medical examinations by a physician chosen by the Board; (y) grant the Board and such physician access to all relevant medical information concerning him and arrange to furnish copies of medical records to the Board and such physician; and (z) use his best efforts to cause his own physicians to be available to discuss his medical condition. If Executive disagrees with the findings of the Board-appointed physician, he may appoint his own physician to make the relevant determinations as to Disability. In the event that the physician appointed by Executive disagrees with the findings of the Board-appointed physician, the two physicians shall select a third physician whose determination shall be binding.
          (c) Termination by the Company for Cause. The Company may terminate Executive’s employment under this Agreement for Cause (as defined below). For these purposes “Cause” means:
     (i) Executive’s conviction of, or the entering by Executive of a guilty plea or a plea of nolo contendere to, any felony charge or to any non-felony crime involving misrepresentation, fraud or moral turpitude;
     (ii) Executive’s gross neglect, willful malfeasance or willful misconduct in connection with his employment hereunder which has had or could have a material adverse effect on the business or reputation of the Company and its subsidiaries, unless Executive reasonably believed in good faith that such act or non-act was in the best interests of the Company;
     (iii) any violation by Executive of any policy of the Company that is generally applicable to all employees or all officers of the Companies, including, but not limited to, policies concerning insider trading, sexual harassment, stock ownership guidelines, the Company’s code of conduct, or any other policies that Executive knows or reasonably should know that Executive’s non-compliance could reasonably be expected to result in a material adverse effect on the Company;
     (iv) any fraudulent or dishonest action, or failure to act, with respect to the business or affairs of the Company or breach of the duty of loyalty toward the Company, including, without limitation, providing false or misleading information to the Company; or
     (v) any material breach by Executive of the provisions of this Agreement.
Except upon the occurrence of any of matter described in Section 3.02(c)(i) of this Agreement, Executive shall be entitled to an opportunity to cure any matter that is the basis for the Company’s contention that it is entitled to terminate this Agreement for Cause pursuant to this Section. Executive will have an opportunity to cure any such matter not later than thirty (30) days from the Company’s provision to Executive of written notice regarding the holding of a meeting of the Board for the purpose of considering a Board Determination Event pursuant to Section 3.03(a) of this Agreement. The Company shall be entitled to terminate Executive for Cause in the event that any such matter remains uncured by Executive at the conclusion of the thirty (30) day cure period, and where that matter is the basis for a Board Determination indicating that Executive should be terminated for Cause. Notwithstanding anything to the contrary contained in this Agreement, the termination of Executive for Cause shall occur immediately upon the Company’s delivery of written notice indicating that the occurrence of an event described in Section 3.02(c)(i) of this Agreement is the basis for such termination, and Executive shall not have an opportunity to cure.
          (d) Termination by Executive for Good Reason. Executive may terminate his employment with the Company hereunder at any time for Good Reason (as defined below), provided that Executive shall have delivered a written notice to the Company within thirty (30) days of his having actual knowledge of the occurrence of one of such events, stating that he intends to terminate his employment for Good Reason and specifying the factual basis for such termination, and such event shall not have been cured by the Company within thirty (30) days of the receipt of such notice. “Good Reason” means, without Executive’s express written consent, any of the following:
     (i) a reduction in any of Executive’s compensation, rights or benefits unless part of a general reduction approved by the Board of Directors or Compensation Committee thereof and applicable to the Company’s executive officers generally on a proportionate and non-discriminatory basis;
     (ii) a material reduction in Executive’s duties, responsibilities or authority as President and Chief Operating Officer of the Company or any other position in which he is then serving;
     (iii) the assignment to Executive of duties or responsibilities that are materially inconsistent with his status and position as President and Chief Operating Officer or that materially impair Executive’s ability to function as President and Chief Operating Officer of the Company or any other position in which he is then serving;
     (iv) the Company requiring the Executive to be based anywhere other than the Company’s principal executive offices except for required travel on the Company’s business to the extent reasonably consistent with the Company’s business and strategic plan;
     (v) the taking of any action by the Company that would materially adversely effect the physical conditions existing immediately prior to this Agreement in or under which Executive performs his employment duties; or
     (vi) any material breach by the Company of the provisions of this Agreement.
          (e) Termination by the Company without Cause. The Company shall have the right to terminate Executive’s employment under this Agreement for any reason upon written notice to Executive.
          (f) Termination by Mutual Consent. The parties may terminate Executive’s employment under this Agreement at any time by mutual consent.
     3.03 Certain Procedures. This Section shall be applicable in the event that the Company should determine that it will: (i) terminate Executive pursuant to Section 3.02(c) (for Cause), related to any matters described in Sections 3.02(c)(ii)-(v); (ii) dispute Executive’s assertion that he is entitled to terminate his employment pursuant to Section 3.02(d) (for Good Reason); or (ii) assert that payments otherwise payable to Executive pursuant to this agreement, following a termination pursuant to Section 3.02(d) (for Good Reason) or Section 3.02(3) (without cause), should not be provided because Company believes that Executive has breached any provision of this Agreement or any other reason that relates to his employment or post-employment activities. The circumstances described in this Section 3.03(i)-(iii) shall be referred to as a “Board Determination Event.”
(a) Determination Event Process. Upon the Company’s determination to pursue any action that constitutes a Board Determination Event, the Company shall provide not less than thirty five (35) days written notice to Executive of a meeting of the Board that shall be held for the purpose of considering whether or not the Company is entitled to pursue the action that constitutes the Board Determination Event, and in the event that the Board Determination Event relates to the potential termination of Executive pursuant to Section 3.02(c) (for Cause), related to any matters described in Sections 3.02(c)(ii)-(v), in order to determine if Executive has cured any such matter within the thirty (30) day cure period provided pursuant to Section 3.02(c). Such notice shall provide Executive with adequate detail of the basis for the contemplated Board Determination Event and the circumstances under which it has arisen, in order that Executive may prepare a response to or attempt to cure the same. At such meeting of the Board, Executive shall be provided with a reasonable opportunity, together with Executive’s counsel, to be heard by said Board in connection with the matters underlying the Board Determination Event. Following such a meeting, the Company shall be entitled to take the actions applicable to the Determination Event only upon delivery to Executive of a resolution, duly adopted by the affirmative vote of the entire membership of the Board, finding in the Board’s good faith opinion, that the Company is entitled to take such action and detailing the reasons for the determination of the Board in connection with the matters underlying the Board Determination Event (a “Board Determination”).
          (b) Dispute of a Board Determination. In the event that Executive should dispute an action taken by the Company following a Board Determination and the Board Determination and the Company’s actions taken in connection therewith should be found to have been inappropriate pursuant to a final, non-appealable determination of a court of competent jurisdiction, then any amounts that would otherwise have been due and payable to Executive pursuant to this Agreement shall be paid in full to Executive in one lump sum, together with interest paid on such amounts at ten percent (10%) per annum, compounded annually. In the event of a dispute of a Board Determination, the prevailing party in such dispute shall, following a final non-appealable judgment in connection with such dispute, shall be entitled to the receive from the non-prevailing party their reasonable costs and attorneys fees incurred in connection with such claim.
ARTICLE IV
INTELLECTUAL PROPERTY
     4.01 Intellectual Property. All right, title, and interest in and to all inventions, patent applications, patents thereon, know-how and trade secret information, and all copyrightable material, copyrights, and copyright applications, trademarks and trademark applications (collectively, “Intellectual Property”) that Executive conceives or originates, either individually or jointly with others, and which relate to the business of the Company, that has been previously or that will be in the future created by or with the assistance of Executive, are now and will be the sole and exclusive property of the Company, and Executive hereby irrevocably assigns and conveys the sole and exclusive right, title and interest therein, free and clear of any liens or other encumbrances. Such Intellectual Property shall include, but not be limited to, Intellectual Property that:
          (a) is based on any confidential or proprietary information of the Company or of any vendor, supplier or customer of the Company;
          (b) is related to the actual business of or research and development of the Company;
          (c) was developed with use of materials, employees, supplies or facilities of the Company; or
          (d) was funded by the Company.

     4.02 Assistance. Executive agrees to execute promptly any papers and perform promptly any other reasonable acts necessary to assist the Company to perfect all rights, including all Intellectual Property rights, reserved or conveyed thereto hereunder. Executive agrees to render promptly aid and assistance to the Company in any interference or litigation pertaining to such Intellectual Property, and all reasonable expenses therefor incurred by Executive at the request of the Company will be borne by the Company.
     4.03 Disclosure of Intellectual Property. Executive will promptly disclose to the Company all Intellectual Property conceived or originated pursuant to 4.01.
     4.04 Warranty. Executive warrants that in the event that Executive creates, or has previously created, any original materials or uses any proprietary information in rendering services, none of such material infringes any copyrights, trademark, trade secrets, rights of privacy, or any other rights of others.
     4.05 Survival. Executive’s obligations under this Article IV shall survive the termination or expiration of this Agreement, whether by mutual agreement of the parties, termination pursuant to Section 3.02 hereof, or for any other reason.
ARTICLE V
CONFIDENTIALITY
     5.01 Confidentiality. Executive acknowledges that his position with Company has brought and will bring Executive in close contact with many confidential affairs of the Company and its subsidiaries, including, but not limited to, information about costs, profits, financial data, markets, trade secrets, sales, products, key personnel, pricing policies, customer lists, development projects, operational methods, technical processes, plans for future development, business affairs and methods and other information not readily available to the public. In recognition of the foregoing, Executive covenants and agrees that:
          (a) Except as to such legal and/or financial advisors that have a legally-recognized duty of confidentiality and or that agree in writing to keep such information confidential upon terms no less restrictive than those set forth herein, Executive will keep secret all material confidential matters of the Company which are not otherwise in the public domain and will not disclose them to anyone outside of the Company, either during or after the Term of this Agreement, except with the Company’s written consent and except for such disclosure as is necessary in the performance of Executive’s duties during the Term; and
          (b) Executive will deliver promptly to the Company on termination of his employment with the Company, or at any other time the Company may so request, all memoranda, notes, records, reports and other documents (and all copies thereof) containing confidential material relating to the Company, which Executive may then possess or have under his control.
ARTICLE VI
COVENANT NOT TO COMPETE
     6.01 Non-Compete. Executive acknowledges that the businesses of the Company and its subsidiaries are highly competitive and international in scope, that their licenses and products are sourced and marketed throughout the world, that the Company and its subsidiaries compete in nearly all of their business activities with other organizations which are or could be located in nearly any part of the world and that the nature of Executive’s services, position and expertise are such that he is capable of competing with the Company and its subsidiaries from nearly any location in the world. Executive further acknowledges that all services of Executive are exclusive to the Company, and that Executive’s performances and services hereunder are of a special, unique, unusual, extraordinary and intellectual character which gives them peculiar value, the loss of which cannot reasonably or adequately be compensated in an action at law for damages and that a breach by Executive of the terms of this Article VI will cause the Company irreparable injury. In recognition of the foregoing Executive covenants and agrees that during his employment with the Company and for a period of eighteen (18) months thereafter (the “Restricted Period”) he will not, directly or indirectly, as a principal, officer, director, shareholder, partner, member, employee, consultant, independent contractor, agent or executive or in any other capacity whatsoever, without the prior written consent of the Company, do any of the following:
          (a) engage in any commercial activity that competes with a material portion of the Company’s business, as such business is conducted during the Term of this Agreement (a “Competitive Activity”);
          (b) acquire any ownership of any kind in, or become associated with or provide services to any other person, corporation, partnership, limited liability company, business trust, association or other business entity (each an “Entity”) engaged in a Competitive Activity;
          (c) intentionally and knowingly solicit or attempt to solicit or participate in the solicitation of or otherwise advise or encourage any then employee, agent, consultant or representative of, or vendor or supplier to, the Company or its subsidiaries to terminate his, her or its relationship therewith; or
          (d) solicit or attempt to solicit or encourage any person who is then, or was within the then most recent 12-month period to the knowledge of Executive, an employee, agent, consultant or representative of the Company or of a subsidiary to become an employee, agent, representative or consultant of or to Executive or any other individual or Entity.
     6.02 Permitted Investments. Nothing in this Article VI shall prevent Executive from making or holding an investment in securities traded on any national securities exchange or traded in the over-the-counter market in connection with an Entity that is engaged in a Competitive Activity, provided said investments do not exceed five percent (5%) of the issued and outstanding securities of any one such issuer.
     6.03 Injunctive Relief. Executive agrees that the Company is entitled to injunctive and other equitable relief to prevent a breach or threatened breach of this Article VI, which shall be in addition to any other rights or remedies to which the Company may be entitled.
ARTICLE VII
TAX AND LEGAL CONSIDERATIONS
     7.01 Golden Parachute Restrictions. Notwithstanding anything to the contrary contained in this Agreement, in the event it is determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a “Payment”), would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as “Agreement Payments”) shall be reduced to the Reduced Amount. The “Reduced Amount” shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. For purposes of this Section 7.01, present value shall be determined in accordance with Section 280G(d)(4) of the Code. Any amount which is not paid in the taxable year in which it was originally scheduled to be paid as a result of the postponement thereof pursuant hereto shall be payable in the next succeeding taxable year in which such payment will not result in the disallowance of a deduction pursuant to either Section 162(m) or 280G of the Code; provided, however, that all postponed payments shall, if reasonably possible, be placed in a trust or similar vehicle for the benefit of the Executive in such a way that the amounts so transferred are not taxable to such person or deductible by the Company until payment from such vehicle to the Executive is made. In the event a payment has been made to the Executive, but then disallowed as a deduction by the Internal Revenue Service, and return of the payment is required, said payment to the Executive shall be treated as a loan and said return of payment shall be treated as repayment of said loan. The Company shall not pledge, hypothecate or otherwise encumber any amounts held in the trust or other similar vehicle for the benefit of the Executive hereunder.
     7.02 Deferred Compensation Restrictions. It is intended that any amounts payable under this Agreement shall comply with the provisions of Section 409A of the Code, and the treasury regulations relating thereto, so as not to subject the Executive to the payment of tax penalties and interest which may be imposed under Code Section 409A. In furtherance of this interest, and to the extent required by Section 409A of the Code to avoid any penalties on Executive, payments to Executive hereunder, and under any other agreement with the Executive, upon termination of employment shall be distributed on the later of (i) the dates specified in this Agreement or any other applicable agreement or (ii) six (6) months after the Executive’s date of termination of employment. The term “termination of employment” and other similar terms used in this Agreement shall be construed to have the same meaning as is given to the term “Separation from Service” in Section 409A. The Executive and the Company agree to cooperate to make such other amendments to the terms of this Agreement as may be necessary to avoid the imposition of penalties and additional taxes under Section 409A of the Code.
     7.03 Forfeiture and Repayment. If applicable law, including but not limited to the Sarbanes-Oxley Act of 2002, requires Executive to forfeit any compensation or benefits or to repay to the Company any compensation or benefits previously paid to him by the Company, the Executive agrees that notwithstanding anything in this Agreement to the contrary he will forfeit and repay such amounts as required by such law upon a final resolution of such matter.
ARTICLE VIII
MISCELLANEOUS
     8.01 Legal Fees. The Company hereby agrees to promptly reimburse Executive, in an amount not to exceed Ten Thousand and no/100 Dollars ($10,000), for Executive’s reasonable legal expenses incurred in connection with the negotiation of this Agreement.
     8.02 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or encumbered by Executive or the Company without the prior written consent of the other party. Notwithstanding the foregoing, the Company shall be entitled to assign this Agreement to any party purchasing all or substantially all of the assets of the Company or to the surviving entity in the event of any merger, consolidation or other business combination involving the Company.
     8.03 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or unenforceable or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

     8.04 Complete Agreement. This Agreement contains the complete agreement between the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way. No person, whether or not an officer, agent, employee or representative of any party, has made or has any authority to make for or on behalf of that party any agreement, representation, warranty, statement, promise, arrangement or understanding not expressly set forth in this Agreement (“Parole Agreements”). The parties acknowledge that in entering into this Agreement, they have not relied and will not in any way rely upon any Parole Agreements.
     8.05 Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together, when delivered, will constitute one and the same instrument.
     8.06 Governing Law; Choice of Forum; Enforcement. The internal law, without regard to conflicts of laws principles, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement. Any and every legal proceeding arising out of or in connection with this Agreement shall be brought in the appropriate courts of the State of Minnesota, and each of the parties hereto consents to the exclusive jurisdiction of such courts.
     8.07 Injunctive Relief. Executive agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of Articles IV, V and VI of this Agreement. Accordingly, Executive specifically agrees that the Company shall be entitled to injunctive relief to enforce the provisions of such Articles.
     8.08 No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.
     8.09 Modification. This Agreement may not be altered, modified or amended except by an instrument in writing signed by Executive and the Company.
     8.10 Survival. Each of Section 2.07, Section 3.03 and Articles IV, V, VI and VII shall survive the termination or expiration of this Agreement.
  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

NAVARRE CORPORATION a Minnesota corporation		EXECUTIVE

By:	/s/ Eric H. Paulson Eric H. Paulson	/s/ Cary L. Deacon Cary L. Deacon
Chairman and Chief Executive Officer